Exhibit 99.3


                           [LETTERHEAD OF MELLON BANK]


                                                                  March 24, 2000

Citibank (South Dakota), N.A.
701 E. 60th Street North
Sioux Falls, South Dakota 57117


      RE: Compliance Certificate as Servicer for Mellon Bank Credit Card Master Trust for the period January 1, 1999 through March 31, 1999

Ladies and Gentlemen:


      The undersigned, a duly authorized representative of Mellon Bank (DE) National Association, as Servicer during the period January 1, 1999 through March 31, 1999 ("Mellon Bank (DE)"), pursuant to Section 3.5 of the Pooling and Servicing Agreement dated as of November 1, 1995 (as may be amended and supplemented from time to time, the "Agreement"), among Mellon Bank (DE), as Transferor and Servicer, and The Bank of New York, as Trustee, does hereby certify that:

      1. Mellon Bank (DE) was, during the period January 1, 1999 through March 31, 1999, Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

      2. The undersigned is a Servicing Officer who is duly authorized to execute and deliver this Certificate to Citibank (South Dakota), N.A., as the Servicer under the Agreement as of the date hereof.

      3. A review of the activities of Mellon Bank (DE) as Servicer during the period January 1, 1999 through March 31, 1999, and of its performance under the Agreement during that period was conducted under my supervision.

      4. Based on such review, Mellon Bank (DE) as Servicer during the period January 1, 1999 through March 31, 1999, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such period and no default in the performance of such obligations has occurred during such period or was continuing during such period.


                                          Very truly yours,


                                          MELLON BANK (DE) NATIONAL ASSOCIATION,
                                            Servicer during the period January
                                            1, 1999 through March 31, 1999


                                          By:  /s/  Donna M. Coughey
                                             ----------------------------
                                             Name:  Donna M. Coughey
                                             Title: Chairman & President